Exhibit 99.1

NEWS RELEASE

Release Time:	For Immediate Release
Contact:	Susan Blair, (501) 978-2217
Date:	January 30, 2014

Bank of the Ozarks, Inc. Announces Agreement to Acquire

Summit Bancorp, Inc.

LITTLE ROCK, ARKANSAS – Bank of the Ozarks, Inc. (NASDAQ: OZRK) announced today that it has entered into a definitive agreement and plan of merger (“Agreement”) with Summit Bancorp, Inc. (“Summit”) and its wholly-owned bank subsidiary Summit Bank (“Summit Bank”), headquartered in Arkadelphia, Arkansas. According to the terms of the Agreement, Bank of the Ozarks, Inc. (“Company”) will acquire all of the outstanding common stock of Summit in a transaction valued at approximately $216 million, subject to potential adjustments. Closing of the transaction is expected to be immediately accretive to the Company’s book value per common share and to its tangible book value per common share. The transaction is expected to be accretive to the Company’s diluted earnings per common share for the first twelve months after the transaction closes and thereafter.

Summit Bank operates 23 banking offices and one loan production office in nine Arkansas counties. At December 31, 2013, Summit Bank had approximately $1.2 billion of total assets, $778 million of loans and $994 million of deposits. Summit Bank originated from a charter granted in 1996 to Horizon Bank of Columbia County, Arkansas. In February 2000, its name was changed to Summit Bank and expansion began throughout southwest and central Arkansas.

Ross Whipple, Chairman and Chief Executive Officer of Summit and Summit Bank, stated, “I’m proud of the organization we’ve built over the past fourteen years at Summit Bank and equally proud to join forces with Bank of the Ozarks. We are very pleased to partner with one of the nation’s most respected banking organizations.”

“Today, two premier Arkansas banking organizations, who share very similar philosophies and cultures, are joining to create an even more powerful banking franchise for our customers, employees and shareholders,” commented George Gleason, Chairman and Chief Executive Officer of Bank of the Ozarks. “Bank of the Ozarks has built its Arkansas presence primarily in the northern and central parts of the state, while Summit Bank has built a strong presence primarily in southwest and central Arkansas. The synergies created by combining these two complementary, high performing community banks are significant. Given the similarities in our cultures and business models, this combination should be very positive and a smooth transaction for our combined customers and employees. Our customers will undoubtedly benefit from our expanded offices and product offerings,” Gleason added.

Under the terms of the Agreement, which has been unanimously approved by the boards of directors of both companies, each outstanding share of common stock of Summit will be converted, at the election of each Summit shareholder, into the right to receive shares of the Company’s common stock, plus cash in lieu of any fractional share, or the right to receive cash, all subject to certain conditions and potential adjustments, provided that at least 80% of the merger consideration paid to Summit shareholders will consist of shares of the Company’s common stock. The number of Company shares to be issued will be determined based on Summit shareholder elections and the Company’s ten day average closing stock price as of the fifth business day prior to the closing date, ranging between $43.58 per share and $72.63 per share.

Upon the closing of the transaction, Summit will merge into the Company and Summit Bank will merge into the Company’s wholly-owned bank subsidiary, Bank of the Ozarks. Completion of the transaction is subject to certain closing conditions, including customary regulatory approvals and the approval of the shareholders of Summit. The transaction is expected to close by the end of the second quarter of 2014. Following closing of the transaction, Ross Whipple is expected to be elected to the Boards of Directors of Bank of the Ozarks, Inc. and Bank of the Ozarks. This is the Company’s eleventh acquisition transaction since March 2010 and the largest in its history.

The Company expects to conduct a press conference to discuss this transaction at 4:00 pm CST today, January 30th at the Capital Hotel in Little Rock, Arkansas. In addition to the information contained within this announcement, an Investor Presentation has been posted on the Company’s website www.bankozarks.com under “Investor Relations” containing additional information regarding this transaction.

Summit was advised by the investment banking firm of Stephens Inc. and the law firm of Dover Dixon Horne PLLC. Bank of the Ozarks, Inc. was represented by the law firm of Kutak Rock LLP.

ADDITIONAL INFORMATION

The Company intends to file a registration statement on Form S-4 with the Securities and Exchange Commission (“SEC”) to register the Company’s shares that will be issued to Summit’s shareholders in connection with the transaction. The registration statement will include a joint proxy statement/prospectus and other relevant materials in connection with the proposed merger transaction involving the Company and Summit. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY/PROSPECTUS WHEN IT BECOMES AVAILABLE (AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE JOINT PROXY/PROSPECTUS) BECAUSE SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER TRANSACTION. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC on the SEC’s website at http://www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the SEC by the Company at the Company’s website at http://www.bankozarks.com, Investor Relations, or by contacting Susan Blair at (501) 978-2217.

Bank of the Ozarks, Inc. is a bank holding company with $4.79 billion in total assets as of December 31, 2013 and trades on the NASDAQ Global Select Market under the symbol “OZRK.” The Company owns a state-chartered subsidiary bank that conducts banking operations through 132 offices in Arkansas, Georgia, North Carolina, Texas, Florida, Alabama, South Carolina and New York. The Company may be contacted at (501) 978-2265 or P. O. Box 8811, Little Rock, Arkansas 72231-8811. The Company’s website is: www.bankozarks.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about the Company that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. These forward-looking statements include, without limitation, statements relating to the terms and closing of the proposed transaction with Summit, the proposed impact of the merger on the Company’s financial results, including any expected increase in the Company’s book value and tangible book value per share and any expected increase in diluted earnings per common share, acceptance by Summit’s customers of the Company’s products and services, the opportunities to enhance market share in certain markets, market acceptance of the Company generally in new markets, and the integration of Summit’s operations. You should carefully read forward-looking statements, including statements that contain these words, because they discuss the future expectations or state other “forward-looking” information about the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. Forward-looking statements speak only as of the date they are made and the Company assumes no duty to update such statements. In addition to factors previously disclosed in reports filed by the Company with the SEC, additional risks and uncertainties may include, but are not limited to: the possibility that any of the anticipated benefits of the proposed merger will not be realized or will not be realized within the expected time period; the risk that integration of Summit’s operations with those of the Company will be materially delayed or will be more costly or difficult than expected; the inability to complete the merger due to the failure of Summit’s shareholders to adopt the merger agreement; the failure to satisfy other conditions to completion of the merger, including receipt of required regulatory and other approvals; the failure of the proposed merger to close for any other reason; the effect of the announcement of the merger on customer relationships and operating results; dilution caused by the Company’s issuance of additional shares of its common stock in connection with the merger; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; and general competitive, economic, political and market conditions and fluctuations.

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